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                                                                     EXHIBIT 4.4


           FORM OF WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

April 9, 2001

25,000 Shares

THIS CERTIFIES THAT for value received Somanetics Corporation (the "Company"), hereby certifies that Brean Murray & Co., Inc., or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time commencing April 9, 2002 and prior to 5:00 P.M., New York City time, on April 9, 2006, Twenty-five Thousand (25,000) fully paid and nonassessable common shares of the Company for an aggregate purchase price of $52,500 (computed on the basis of US $2.10 per share). Upon issuance, the warrants shall be fully vested. (Hereinafter, (i) said common shares, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefore, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

I.       Exercise of Warrant.

         A.   Warrant Exercise

         This Warrant may be exercised, in whole at any time or in part from time to time, commencing April 9, 2002 and prior to 5:00 P.M., New York City time, on April 9, 2006, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection IX(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company or the Warrant may be exercised by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Warrant will be computed by subtracting the Warrant Exercise Price from the closing bid price of the common


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         stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the Warrant, and dividing by the closing bid price as of the same date.

         If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant Covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

II.      Reservation of Warrant Shares; Listing.

         The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

III.     Protection Against Certain Dilutive Events.

         A. If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection III(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the NASDAQ system less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per




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              share of Common Stock. An adjustment made pursuant to this
              Subsection III(A) shall become effective immediately after the record date of any such Special Dividend.

         B. In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately prior thereto. An adjustment made pursuant to this Subsection III(B) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection III(B), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

         C. Except as provided in Subsection III(A) and III(D), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of common stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (a) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (b) the Total Consideration by (ii) the number of shares of Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities. The provision of this section shall not apply to the issuance of any shares of Common Stock on the exercise conversion or exchange of any rights, options, warrants or convertible securities outstanding on the date hereof or any such shares issued to employees, directors, or consultants, pursuant to the Company's Non-Employee Director Plan, Omnibus Stock Plan or Employee Stock Purchase Plan based upon the number of options or shares currently authorized under such plan increased by 50%.


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         D.   In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
              Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection III(D) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         E. No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection III(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section III (other than this Subsection III(e) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section III shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section III to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section III, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.


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         F.   Whenever the Per Share Warrant Price is adjusted as provided in this Section III and upon any modification of the rights of a Holder of Warrants in accordance with this Section III, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

         G. If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

IV.      Fully Paid Stock; Taxes.

         The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

V.       Registration Under Securities Act of 1933.

         A. The Company agrees that if, at any time and from time to time during the period commencing on April 9, 2002 and ending on April 9, 2006, the Board of Directors of the Company shall authorize the filing of a registration statement or a post-effective amendment to a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act other than a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holders' request, be included in such Subsequent Registration Statement, (ii) include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other




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              action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement or to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition.

         B. Whenever the Company is required pursuant to the provisions of this Section V to include Warrant Shares in a registration statement or a post-effective amendment to a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act, (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold.

         C. The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this
              Section 5, other than underwriting discounts and applicable transfer taxes relating to the Warrant Shares.

         D. The Company will indemnify the Holders of Warrant Shares which are included in each Subsequent Registration Statement substantially to the same extent as the Company has indemnified the underwriters (the "Underwriters") of its public offering of Common Stock pursuant to the Underwriting Agreement and such Holders will indemnify the Company (and the underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company.

VI.      Limited Transferability.

         This Warrant may not be sold, transferred, assigned or hypothecated by the Holder until the first anniversary hereof except (a) to any successor firm or corporation of Brean Murray & Co., Inc., (b) to any of the officers, managing directors, employees, any associates of Brean Murray & Co., Inc., to a finder that has been recognized by both parties or of any such successor firm or (c) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered



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         holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

VII.     Loss, etc., of Warrant.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

VIII.    Warrant Holder Not Shareholders.

         Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

IX.      Communication.

         No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

         A.   the Company at 1653 East Maple Road, Troy, MI 48083

         B. the Holder at 570 Lexington Avenue, New York, New York 10022, or such other address as the Holder has designated in writing to the Company.

X.       Headings.

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

XI.      Applicable Law.

         This Warrant shall be governed by and construed in accordance with the law of state of New York without giving effect to the principles of conflicts of law thereof.


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IN WITNESS WHEREOF, the Parties have caused this Warrant Agreement to be duly executed as of the day, month and year first above written.

                                        Somanetics Corporation

                                         By:  /s/ Bruce J. Barrett
                                             -----------------------------------
                                                 Bruce J. Barrett
                                                 Chief Executive Officer


                                        Brean Murray & Co., Inc.

                                        By:   /s/ A. Brean Murray
                                              ----------------------------------
                                        Its:  Chairman, CEO, and President
                                              ----------------------------------



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                                  SUBSCRIPTION


The undersigned, _________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ___________ shares of the Common Stock of Somanetics Corporation covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:                              Signature:
      ----------------------                   ---------------------------------
                                    Address:
                                               ---------------------------------

                                               ---------------------------------



                                   ASSIGNMENT

FOR VALUE RECEIVED____________________ hereby sells, assigns and transfers unto __________________the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint__________________, attorney, to transfer said Warrant on the books of Somanetics Corporation.


Dated:                              Signature:
        --------------------                   ---------------------------------
                                    Address:
                                               ---------------------------------

                                               ---------------------------------


                               PARTIAL ASSIGNMENT


FOR VALUE RECEIVED_________________________ hereby assigns and transfers unto _________________________the right to purchase ________________ shares of the
Common Stock of Somanetics Corporation by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of said Warrant on the books of Somanetics Corporation.


Dated:                              Signature:
        --------------------                   ---------------------------------
                                    Address:
                                               ---------------------------------

                                               ---------------------------------



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                           CASHLESS EXERCISE SUBSCRIPTION


The undersigned, ______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of Common Stock of Somanetics Corporation as are issuable in accordance with the formula set forth in paragraph 1(b) of the Warrant, and makes payment therefore in full by surrender and delivery of this Warrant.


Dated:                              Signature:
        --------------------                   ---------------------------------
                                    Address:
                                               ---------------------------------

                                               ---------------------------------